EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 17, 1998 on our audits of the financial statements of WPJ, Inc., d/b/a Integrated Medical Systems, as of December 31, 1996 and 1997, and for the years ended December 31, 1995, 1996 and 1997, which appears in the Current Report on Form 8-K dated May 19, 1998. We also consent to the reference to our firm in the Registration Statement under the caption "Experts."

PricewaterhouseCoopers LLP

Miami, Florida
January 27, 2000